UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2005
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

1.01.	Entry into a Material Definitive Agreement
In connection with the previously announced retirement of Gordon Williams from the Board of Directors of Vought Aircraft Industries, Inc. (the “Company”), the Company entered into an agreement with Mr. Williams, on September 27, 2005, regarding the satisfaction of compensation associated with his prior service as an employee of the Company, and as a Member of the Board. Because the Company’s equity interests are privately held and illiquid, the agreement includes the repurchase of Mr. Williams’ equity interests in the Company, and the relinquishment of certain rights held by Mr. Williams to acquire additional equity in the Company. The total cash payment made to Mr. Williams in connection with the agreement was $3,000,000. In addition, the Company has agreed to forgive a Promissory Note entered into between the Company and Mr. Williams in 2000 in connection with his previous purchase of a portion of that Company stock. Including interest, the total amount forgiven is less than $675,000.

5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(a)	Not applicable

(b)	Effective September 27, 2005, Gordon Williams has elected not to serve in the capacity of Director Emeritus, as was previously disclosed.

(c)	Not applicable

(d)	Not applicable

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: September 29, 2005	/s/ Lloyd R. Sorenson
Lloyd R. Sorenson
Executive Vice President and Chief Financial Officer